Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER 2015

NET INCOME OF $216 MILLION, OR $.26 PER COMMON SHARE

Positive operating leverage from prior year

Revenue up 7% from prior year, reflecting growth in net interest income and noninterest income

Average loans up 6% from prior year, driven by a

15% increase in commercial, financial and agricultural loans

Expenses include a $19 million pension settlement charge

Credit quality remains strong, with net charge-offs to average loans of .27%

Disciplined capital management with common share repurchases of $123 million

CLEVELAND, October 15, 2015 — KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $216 million, or $.26 per common share, compared to $230 million, or $.27 per common share, for the second quarter of 2015, and $197 million, or $.23 per common share, for the third quarter of 2014. During the third quarter of 2015, Key incurred $19 million, or $.01 per common share, of costs related to a pension settlement charge, compared to $20 million, or $.01 per common share, during the third quarter of 2014.

For the nine months ended September 30, 2015, net income from continuing operations attributable to Key common shareholders was $668 million, or $.78 per common share, compared to $671 million, or $.76 per common share, for the same period one year ago.

“Key’s third quarter results reflect our continued success in growing our business, managing expenses and maintaining strong credit quality,” said Chairman and Chief Executive Officer Beth Mooney.

“We generated positive operating leverage relative to the same period last year, driven by a 7% increase in revenue along with well-managed expenses. Revenue trends reflect growth in new and expanded relationships across our company, which drove higher net interest income, as well as continued momentum in our fee-based businesses,” continued Mooney. “We saw good loan growth again this quarter, with average balances up 6% from the prior year, driven by a 15% increase in commercial, financial and agricultural loans. Loan balances increased in both the Community Bank and Corporate Bank.”

“Results compared with the prior quarter reflect higher net interest income and variability in capital markets revenues, which declined relative to our record second quarter,” said Mooney. “Expenses, excluding the pension settlement charge, were lower than the previous quarter.”

“Additionally, credit quality remains strong, with net charge-offs to average loans of .27%, which is below our targeted range,” added Mooney.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

THIRD QUARTER 2015 FINANCIAL RESULTS, from continuing operations

Compared to Third Quarter of 2014

•	Average loans up 6%, driven by 15% growth in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, up 3% due to continued growth in commercial mortgage servicing and inflows from commercial and consumer clients

•	Net interest income (taxable-equivalent) up $17 million, as higher earning asset balances offset lower earning asset yields

•	Noninterest income up $53 million due to strength in Key’s core fee-based businesses, which included a full-quarter impact of the September 2014 Pacific Crest Securities acquisition

•	Noninterest expense up $18 million primarily attributable to higher performance-based compensation and a full-quarter impact of the September 2014 Pacific Crest Securities acquisition

•	Asset quality remained strong, with net loan charge-offs to average loans of .27%

•	Disciplined capital management, repurchasing $123 million of common shares during the third quarter of 2015 and maintaining a solid capital position with an estimated Common Equity Tier 1 ratio of 10.51%

Compared to Second Quarter of 2015

•	Average loans up 2%, primarily driven by a 5% increase in commercial, financial and agricultural loans

•	Average deposits, excluding deposits in foreign office, down slightly reflecting a decline in short-term noninterest-bearing deposit balances from commercial clients and lower certificates of deposit

•	Net interest income (taxable-equivalent) up $7 million attributable to improvement in the earning asset mix, partly offset by slightly lower earning asset yields and loan fees

•	Noninterest income down $18 million, primarily due to lower investment banking and debt placement fees partially offset by growth in other fee-based businesses

•	Noninterest expense up $13 million, driven by a $19 million pension settlement charge in the third quarter

•	Strong asset quality, with net loan charge-offs to average loans remaining below our targeted range of 40-60 basis points

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Income (loss) from continuing operations attributable to Key common shareholders	$216	$230	$197	(6.1)%	9.6%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.26	.27	.23	(3.7)	13.0
Return on average total assets from continuing operations	.95%	1.03%	.92%	N/A	N/A
Common Equity Tier 1 (a), (b)	10.51	10.71	N/A	N/A	N/A
Tier 1 common equity (a)	N/A	N/A	11.26%	N/A	N/A
Book value at period end	$12.47	$12.21	$11.74	2.1%	6.2%
Net interest margin (TE) from continuing operations	2.87%	2.88%	2.96%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) and “Tier 1 common equity” (prior to January 1, 2015). The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(b)	9-30-15 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Net interest income (TE)	$598	$591	$581	1.2%	2.9%
Noninterest income	470	488	417	(3.7)	12.7

Total revenue	$1,068	$1,079	$998	(1.0)%	7.0%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $598 million for the third quarter of 2015, and the net interest margin was 2.87%. These results compare to taxable-equivalent net interest income of $581 million and a net interest margin of 2.96% for the third quarter of 2014. The increase in net interest income reflects higher earning asset balances moderated by lower earning asset yields, which also drove the decline in the net interest margin.

Compared to the second quarter of 2015, taxable-equivalent net interest income increased by $7 million, and the net interest margin was essentially unchanged. The increase in net interest income and the relatively stable net interest margin were primarily attributable to improvement in the earning asset mix, partly offset by slightly lower earning asset yields and loan fees. One additional day in the third quarter of 2015 also contributed to the increase in net interest income compared to the prior quarter.

Noninterest Income

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Trust and investment services income	$108	$111	$99	(2.7)%	9.1%
Investment banking and debt placement fees	109	141	88	(22.7)	23.9
Service charges on deposit accounts	68	63	68	7.9	—
Operating lease income and other leasing gains	15	24	17	(37.5)	(11.8)
Corporate services income	57	43	42	32.6	35.7
Cards and payments income	47	47	42	—	11.9
Corporate-owned life insurance income	30	30	26	—	15.4
Consumer mortgage income	3	4	3	(25.0)	—
Mortgage servicing fees	11	9	9	22.2	22.2
Net gains (losses) from principal investing	11	11	9	—	22.2
Other income	11	5	14	120.0	(21.4)

Total noninterest income	$470	$488	$417	(3.7)%	12.7%

Key’s noninterest income was $470 million for the third quarter of 2015, compared to $417 million for the year-ago quarter. The increase from the prior year was primarily attributable to strength in Key’s core fee-based businesses, which included a full-quarter impact of the September 2014 acquisition of Pacific Crest Securities. The third quarter of 2015 included $21 million of higher investment banking and debt placement fees, $15 million of increased corporate services income, and $9 million of higher trust and investment services income. Additionally, cards and payments income increased $5 million due to higher revenue from credit card and merchant fees.

Compared to the second quarter of 2015, noninterest income decreased by $18 million. The primary cause for the decline was $32 million in lower investment banking and debt placement fees, reflecting the variability of the business. Additionally, operating lease income and other leasing gains decreased $9 million. These decreases were partially offset by $14 million in higher corporate services income due to increased derivative income and loan commitment fees, a $6 million increase in other income and $5 million of higher service charges on deposit accounts.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Noninterest Expense

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Personnel expense	$426	$408	$405	4.4%	5.2%
Nonpersonnel expense	298	303	301	(1.7)	(1.0)

Total noninterest expense	$724	$711	$706	1.8%	2.5%

Key’s noninterest expense was $724 million for the third quarter of 2015, compared to $706 million in the third quarter of last year. Personnel costs increased $21 million year-over-year primarily due to increased performance-based compensation related to a strong capital markets business performance, along with a full-quarter impact of the September 2014 acquisition of Pacific Crest Securities. Nonpersonnel expense remained relatively stable as lower occupancy costs offset an increase in business services and professional fees.

Compared to the second quarter of 2015, noninterest expense increased by $13 million. This increase was primarily driven by a pension settlement charge of $19 million and partially offset by $5 million in lower nonpersonnel expense, largely related to lower occupancy costs.

BALANCE SHEET HIGHLIGHTS

In the third quarter of 2015, Key had average assets of $94.8 billion compared to $91.3 billion in the third quarter of 2014 and $93.9 billion in the second quarter of 2015.

Average Loans

dollars in millions				Change 9-30-15 vs.
	9-30-15	6-30-15	9-30-14	6-30-15	9-30-14
Commercial, financial and agricultural (a)	$30,374	$29,017	$26,456	4.7%	14.8%
Other commercial loans	13,098	13,161	13,317	(.5)	(1.6)
Total home equity loans	10,510	10,510	10,658	—	(1.4)
Other consumer loans	5,299	5,290	5,365	.2	(1.2)

Total loans	$59,281	$57,978	$55,796	2.2%	6.2%

(a)	Commercial, financial and agricultural average loan balances include $88 million, $88 million, and $92 million of assets from commercial credit cards at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

Average loans were $59.3 billion for the third quarter of 2015, an increase of $3.5 billion compared to the third quarter of 2014. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $3.9 billion and was broad-based across Key’s commercial lines of business. Consumer loans declined $214 million as a result of the run-off in Key’s consumer exit portfolios. Key’s core consumer loan portfolio remained relatively stable to the year-ago quarter.

Compared to the second quarter of 2015, average loans increased by $1.3 billion, driven by commercial, financial and agricultural loans, which grew $1.8 billion on a period-end basis.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Average Deposits

dollars in millions				Change 9-30-15 vs.
	9-30-15	6-30-15	9-30-14	6-30-15	9-30-14
Non-time deposits (a)	$64,928	$65,109	$61,699	(.3)%	5.2%
Certificates of deposit ($100,000 or more)	1,985	2,010	2,629	(1.2)	(24.5)
Other time deposits	3,064	3,136	3,413	(2.3)	(10.2)

Total deposits	$69,977	$70,255	$67,741	(.4)%	3.3%

Cost of total deposits (a)	.15%	.15%	.16%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $70 billion for the third quarter of 2015, an increase of $2.2 billion compared to the year-ago quarter. NOW and money market deposit accounts increased by $2.3 billion, and noninterest-bearing deposits increased by $966 million, reflecting continued growth in the commercial mortgage servicing business and inflows from commercial and consumer clients. These increases were partially offset by a decline in certificates of deposit.

Compared to the second quarter of 2015, average deposits, excluding deposits in foreign office, decreased by $278 million. The decrease was driven by a decline in short-term noninterest-bearing deposit balances from commercial clients and lower certificates of deposit. These decreases were partly offset by increases in NOW and money market deposit accounts.

ASSET QUALITY

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Net loan charge-offs	$41	$36	$31	13.9%	32.3%
Net loan charge-offs to average total loans	.27%	.25%	.22%	N/A	N/A
Nonperforming loans at period end (a)	$400	$419	$401	(4.5)%	(.2)%
Nonperforming assets at period end	417	440	418	(5.2)	(.2)
Allowance for loan and lease losses	790	796	804	(.8)	(1.7)
Allowance for loan and lease losses to nonperforming loans	197.5%	190.0%	200.5%	N/A	N/A
Provision for credit losses	$45	$41	$19	9.8%	136.8%

(a)	Loan balances exclude $12 million, $12 million, and $14 million of purchased credit impaired loans at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $45 million for the third quarter of 2015, compared to $19 million for the third quarter of 2014 and $41 million for the second quarter of 2015. Key’s allowance for loan and lease losses was $790 million, or 1.31% of total period-end loans, at September 30, 2015, compared to 1.43% at September 30, 2014, and 1.37% at June 30, 2015.

Net loan charge-offs for the third quarter of 2015 totaled $41 million, or .27% of average total loans. These results compare to $31 million, or .22%, for the third quarter of 2014, and $36 million, or .25%, for the second quarter of 2015.

At September 30, 2015, Key’s nonperforming loans totaled $400 million and represented .67% of period-end portfolio loans, compared to .71% at September 30, 2014, and .72% at June 30, 2015. Nonperforming assets at September 30, 2015 totaled $417 million and represented .69% of period-end portfolio loans and OREO and other nonperforming assets, compared to .74% at September 30, 2014, and .75% at June 30, 2015.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2015.

Capital Ratios

	9-30-15	6-30-15	9-30-14
Common Equity Tier 1 (a), (b)	10.51%	10.71%	N/A
Tier 1 common equity (b)	N/A	N/A	11.26%
Tier 1 risk-based capital (a)	10.90%	11.11%	12.01
Total risk based capital (a)	12.51	12.66	14.10
Tangible common equity to tangible assets (b)	9.90	9.86	10.26
Leverage (a)	10.67	10.74	11.15

(a)	9-30-15 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) and “Tier 1 common equity” (prior to January 1, 2015). The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at September 30, 2015, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.51% and 10.90%, respectively. In addition, the tangible common equity ratio was 9.90% at September 30, 2015.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 10.41% at September 30, 2015. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Shares outstanding at beginning of period	843,608	850,920	876,823	(.9)%	(3.8)%
Common shares repurchased	(8,386)	(8,794)	(8,830)	(4.6)	(5.0)
Shares reissued (returned) under employee benefit plans	63	1,482	484	(95.7)	(87.0)

Shares outstanding at end of period	835,285	843,608	868,477	(1.0)%	(3.8)%

As previously reported, Key’s 2015 capital plan includes common share repurchases of up to $725 million, which are expected to be executed through the second quarter of 2016. During the third quarter of 2015, Key completed $123 million of common share repurchases, including repurchases to offset issuances of common shares under employee compensation plans.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

In the third quarter of 2015, Key enhanced the approach used to determine the commercial reserve factors used in estimating the quantitative component of the commercial allowance for loan and lease losses. In addition, Key began utilizing an enhanced framework to quantify commercial allowance for loan and lease loss adjustments resulting from qualitative factors not fully captured within the statistical analysis of expected loss. The impact of these changes was largely neutral to the total allowance for loan and lease losses at September 30, 2015. However, because the quantitative reserve is allocated to the business segments at a loan level, while the qualitative portion is allocated at the portfolio level, the impact of the methodology enhancements on the allowance for each business segment and each portfolio caused the business segment and commercial portfolio reserves to increase or decrease accordingly. While the impact of the increases and decreases on the business segment and commercial portfolio reserves was not significant, the current quarter provision for credit losses within each business segment is not comparable to prior period amounts as a result of these methodology enhancements.

Major Business Segments

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Revenue from continuing operations (TE)
Key Community Bank	$579	$560	$558	3.4%	3.8%
Key Corporate Bank	454	477	400	(4.8)	13.5
Other Segments	35	44	44	(20.5)	(20.5)

Total segments	1,068	1,081	1,002	(1.2)	6.6
Reconciling Items	—	(2)	(4)	N/M	N/M

Total	$1,068	$1,079	$998	(1.0)%	7.0%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$71	$67	$60	6.0%	18.3%
Key Corporate Bank	138	133	134	3.8	3.0
Other Segments	26	31	27	(16.1)	(3.7)

Total segments	235	231	221	1.7	6.3
Reconciling Items	(13)	4	(18)	N/M	N/M

Total	$222	$235	$203	(5.5)%	9.4%

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Summary of operations
Net interest income (TE)	$379	$362	$359	4.7%	5.6%
Noninterest income	200	198	199	1.0	.5

Total revenue (TE)	579	560	558	3.4	3.8
Provision for credit losses	18	3	21	500.0	(14.3)
Noninterest expense	448	450	441	(.4)	1.6

Income (loss) before income taxes (TE)	113	107	96	5.6	17.7
Allocated income taxes (benefit) and TE adjustments	42	40	36	5.0	16.7

Net income (loss) attributable to Key	$71	$67	$60	6.0%	18.3%

Average balances
Loans and leases	$31,039	$30,707	$30,103	1.1%	3.1%
Total assets	33,090	32,753	32,173	1.0	2.9
Deposits	51,234	50,766	50,303	.9	1.9
Assets under management at period end	$35,158	$38,399	$39,249	(8.4)%	(10.4)%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Additional Key Community Bank Data

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Noninterest income
Trust and investment services income	$73	$76	$73	(3.9)%	—
Service charges on deposit accounts	56	52	57	7.7	(1.8)%
Cards and payments income	43	43	39	—	10.3
Other noninterest income	28	27	30	3.7	(6.7)

Total noninterest income	$200	$198	$199	1.0%	.5%

Average deposit balances
NOW and money market deposit accounts	$28,568	$28,284	$27,403	1.0%	4.3%
Savings deposits	2,362	2,385	2,419	(1.0)	(2.4)
Certificates of deposit ($100,000 or more)	1,560	1,547	2,072	.8	(24.7)
Other time deposits	3,061	3,132	3,406	(2.3)	(10.1)
Deposits in foreign office	271	299	320	(9.4)	(15.3)
Noninterest-bearing deposits	15,412	15,119	14,683	1.9	5.0

Total deposits	$51,234	$50,766	$50,303	.9%	1.9%

Home equity loans
Average balance	$10,281	$10,266	$10,368
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	60	60	59
Other data
Branches	972	989	997
Automated teller machines	1,259	1,280	1,290

Key Community Bank Summary of Operations

•	Positive operating leverage from prior year

•	Net income increased to $71 million, up 18.3% from prior year

•	Commercial, financial and agricultural loan growth of $1 billion, or 8.7% from prior year

•	Average deposits up $931 million, or 1.9% from the prior year

Key Community Bank recorded net income attributable to Key of $71 million for the third quarter of 2015, compared to net income attributable to Key of $60 million for the year-ago quarter.

Taxable-equivalent net interest income increased by $20 million, or 5.6%, from the third quarter of 2014 due to an increase in average loans and leases of 3.1%, including commercial, financial and agricultural loans, which grew by $1 billion, or 8.7%, from the prior year. Average deposits increased 1.9% from one year ago.

Noninterest income remained relatively stable from the year-ago quarter. Core revenue continues to improve, driven by growth in cards and payments income of $4 million, mostly offset by lower service charges on deposit accounts and a decrease in other income.

The provision for credit losses decreased by $3 million, or 14.3%, from the third quarter of 2014, due to the enhancements to the approach utilized to determine the allowance for loan and lease losses discussed above.

Noninterest expense increased by $7 million, or 1.6%, from the year-ago quarter. Personnel expense increased $1 million while nonpersonnel expense increased by $6 million.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Key Corporate Bank

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Summary of operations
Net interest income (TE)	$220	$227	$215	(3.1)%	2.3%
Noninterest income	234	250	185	(6.4)	26.5

Total revenue (TE)	454	477	400	(4.8)	13.5
Provision for credit losses	30	41	2	(26.8)	N/M
Noninterest expense	246	252	213	(2.4)	15.5

Income (loss) before income taxes (TE)	178	184	185	(3.3)	(3.8)
Allocated income taxes and TE adjustments	42	51	51	(17.6)	(17.6)

Net income (loss)	136	133	134	2.3	1.5
Less: Net income (loss) attributable to noncontrolling interests	(2)	—	—	N/M	N/M

Net income (loss) attributable to Key	$138	$133	$134	3.8%	3.0%

Average balances
Loans and leases	$26,425	$25,298	$23,215	4.5%	13.8%
Loans held for sale	918	1,234	481	(25.6)	90.9
Total assets	32,163	31,228	28,268	3.0	13.8
Deposits	18,809	19,708	17,599	(4.6)	6.9
Assets under management at period end	—	—	$34	N/M	N/M

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 3Q15 vs.
	3Q15	2Q15	3Q14	2Q15	3Q14
Noninterest income
Trust and investment services income	$35	$35	$26	—	34.6%
Investment banking and debt placement fees	108	139	86	(22.3)%	25.6
Operating lease income and other leasing gains	16	18	14	(11.1)	14.3
Corporate services income	46	33	30	39.4	53.3
Service charges on deposit accounts	11	11	11	—	—
Cards and payments income	4	4	3	—	33.3

Payments and services income	61	48	44	27.1	38.6
Mortgage servicing fees	11	9	9	22.2	22.2
Other noninterest income	3	1	6	200.0	(50.0)

Total noninterest income	$234	$250	$185	(6.4)%	26.5%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Investment banking and debt placement fees up 25.6% from the prior year

•	Revenue up 13.5% from the prior year

•	Average loan and lease balances up 13.8% from the prior year

Key Corporate Bank recorded net income attributable to Key of $138 million for the third quarter of 2015, an increase of $4 million, or 3%, from the same period one year ago.

Taxable-equivalent net interest income increased by $5 million, or 2.3%, compared to the third quarter of 2014. Average earning assets increased $3 billion, or 12.2%, from the year-ago quarter, primarily driven by growth in commercial, financial and agricultural loans. Average deposit balances increased $1.2 billion, or 6.9%, from the year-ago quarter, driven by commercial mortgage servicing deposits and other commercial client inflows.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Noninterest income was up $49 million, or 26.5% from the prior year. Investment banking and debt placement fees increased $22 million, or 25.6%, driven by strength in syndications, debt underwriting, and financial advisory fees. Corporate services income increased $16 million, or 53.3%, due to higher derivatives income and loan commitment fees. Trust and investment services income increased $9 million, or 34.6%, primarily due to the September 2014 acquisition of Pacific Crest Securities.

The provision for credit losses increased $28 million from the same period one year ago, primarily due to the enhancements to the approach utilized to determine the allowance for loan and lease losses discussed above, as well as a 13.8% increase in average loan balances.

Noninterest expense increased by $33 million, or 15.5%, from the third quarter of 2014. This increase was driven primarily by higher personnel expense, from increased performance-based compensation related to a strong capital markets business performance, along with a full quarter impact of the September 2014 acquisition of Pacific Crest Securities.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit and various exit portfolios. Other Segments generated net income attributable to Key of $26 million for the third quarter of 2015, essentially unchanged compared to net income attributable to Key of $27 million for the same period last year.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $95.4 billion at September 30, 2015.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

CONTACTS:

ANALYSTS Vernon L. Patterson 216.689.0520 Vernon_Patterson@KeyBank.com Melanie S. Misconish 216.689.4545 Melanie_S_Misconish@KeyBank.com	MEDIA Jack Sparks 720.904.4554 Jack_Sparks@KeyBank.com Twitter: @keybank_news

INVESTOR RELATIONS: www.key.com/ir	KEY MEDIA NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2014, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, October 15, 2015. An audio replay of the call will be available through October 22, 2015.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

KeyCorp

Third Quarter 2015

Financial Supplement

Page

13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	9-30-15	6-30-15	9-30-14
Summary of operations
Net interest income (TE)	$598	$591	$581
Noninterest income	470	488	417

Total revenue (TE)	1,068	1,079	998
Provision for credit losses	45	41	19
Noninterest expense	724	711	706
Income (loss) from continuing operations attributable to Key	222	235	203
Income (loss) from discontinued operations, net of taxes (a)	(3)	3	(17)
Net income (loss) attributable to Key	219	238	186
Income (loss) from continuing operations attributable to Key common shareholders	$216	$230	$197
Income (loss) from discontinued operations, net of taxes (a)	(3)	3	(17)
Net income (loss) attributable to Key common shareholders	213	233	180

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.27	$.23
Income (loss) from discontinued operations, net of taxes (a)	—	—	(.02)
Net income (loss) attributable to Key common shareholders (b)	.26	.28	.21
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.26	.27	.23
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	(.02)
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.25	.27	.21
Cash dividends paid	.075	.075	.065
Book value at period end	12.47	12.21	11.74
Tangible book value at period end	11.17	10.92	10.47
Market price at period end	13.01	15.02	13.33

Performance ratios
From continuing operations:
Return on average total assets	.95%	1.03%	.92%
Return on average common equity	8.30	8.96	7.68
Return on average tangible common equity (c)	9.27	10.01	8.55
Net interest margin (TE)	2.87	2.88	2.96
Cash efficiency ratio (c)	66.9	65.1	69.7

From consolidated operations:
Return on average total assets	.92%	1.02%	.81%
Return on average common equity	8.19	9.07	7.01
Return on average tangible common equity (c)	9.14	10.14	7.81
Net interest margin (TE)	2.84	2.85	2.94
Loan to deposit (d)	89.3	87.3	87.4

Capital ratios at period end
Key shareholders’ equity to assets	11.22%	11.19%	11.68%
Key common shareholders’ equity to assets	10.91	10.89	11.36
Tangible common equity to tangible assets (c)	9.90	9.86	10.26
Common Equity Tier 1 (c), (e)	10.51	10.71	N/A
Tier 1 common equity (c)	N/A	N/A	11.26
Tier 1 risk-based capital (e)	10.90	11.11	12.01
Total risk-based capital (e)	12.51	12.66	14.10
Leverage (e)	10.67	10.74	11.15

Asset quality — from continuing operations
Net loan charge-offs	$41	$36	$31
Net loan charge-offs to average loans	.27%	.25%	.22%
Allowance for loan and lease losses	$790	$796	$804
Allowance for credit losses	844	841	839
Allowance for loan and lease losses to period-end loans	1.31%	1.37%	1.43%
Allowance for credit losses to period-end loans	1.40	1.44	1.49
Allowance for loan and lease losses to nonperforming loans	197.5	190.0	200.5
Allowance for credit losses to nonperforming loans	211.0	200.7	209.2
Nonperforming loans at period end (f)	$400	$419	$401
Nonperforming assets at period end	417	440	418
Nonperforming loans to period-end portfolio loans	.67%	.72%	.71%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.69	.75	.74

Trust and brokerage assets
Assets under management	$35,158	$38,399	$39,283
Nonmanaged and brokerage assets	46,796	48,789	48,273

Other data
Average full-time equivalent employees	13,555	13,455	13,905
Branches	972	989	997
Taxable-equivalent adjustment	$7	$7	$6

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Nine months ended
	9-30-15	9-30-14
Summary of operations
Net interest income (TE)	$1,766	$1,729
Noninterest income	1,395	1,307

Total revenue (TE)	3,161	3,036
Provision for credit losses	121	35
Noninterest expense	2,104	2,057
Income (loss) from continuing operations attributable to Key	685	688
Income (loss) from discontinued operations, net of taxes (a)	5	(41)
Net income (loss) attributable to Key	690	647
Income (loss) from continuing operations attributable to Key common shareholders	$668	$671
Income (loss) from discontinued operations, net of taxes (a)	5	(41)
Net income (loss) attributable to Key common shareholders	673	630

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.79	$.77
Income (loss) from discontinued operations, net of taxes (a)	.01	(.05)
Net income (loss) attributable to Key common shareholders (b)	.80	.72
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.78	.76
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	(.05)
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.79	.71
Cash dividends paid	.215	.185

Performance ratios
From continuing operations:
Return on average total assets	1.00%	1.06%
Return on average common equity	8.67	8.84
Return on average tangible common equity (c)	9.69	9.83
Net interest margin (TE)	2.88	2.98
Cash efficiency ratio (c)	65.7	66.7

From consolidated operations:
Return on average total assets	.99%	.95%
Return on average common equity	8.74	8.30
Return on average tangible common equity (c)	9.76	9.23
Net interest margin (TE)	2.85	2.94

Asset quality — from continuing operations
Net loan charge-offs	$105	$81
Net loan charge-offs to average total loans	.24%	.20%

Other data
Average full-time equivalent employees	13,525	13,942
Taxable-equivalent adjustment	$20	$18

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1” (compliance date of January 1, 2015, under the Regulatory Capital Rules) “Tier 1 common equity” (prior to January 1, 2015), and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts for periods prior to September 30, 2014) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	9-30-15 ratio is estimated.
(f)	Loan balances exclude $12 million, $12 million, and $14 million of purchased credit impaired loans at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Common Equity Tier 1,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduces a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Prior to January 1, 2015, the Federal Reserve focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, also a non-GAAP financial measure.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	9-30-15	6-30-15	9-30-14
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,705	$10,590	$10,486
Less: Intangible assets (a)	1,084	1,085	1,105
Preferred Stock, Series A (b)	281	281	282

Tangible common equity (non-GAAP)	$9,340	$9,224	$9,099

Total assets (GAAP)	$95,422	$94,606	$89,784
Less: Intangible assets (a)	1,084	1,085	1,105

Tangible assets (non-GAAP)	$94,338	$93,521	$88,679

Tangible common equity to tangible assets ratio (non-GAAP)	9.90%	9.86%	10.26%

Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)	$10,705	$10,590	—
Less: Preferred Stock, Series A (b)	281	281	—

Common Equity Tier 1 capital before adjustments and deductions	10,424	10,309	—
Less: Goodwill, net of deferred taxes	1,037	1,034	—
Intangible assets, net of deferred taxes	30	33	—
Deferred tax assets	1	1	—
Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	55	—	—
Accumulated gains (losses) on cash flow hedges, net of deferred taxes	20	(20)	—
Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes	(386)	(361)	—

Total Common Equity Tier 1 capital (c)	$9,667	$9,622	—

Net risk-weighted assets (regulatory) (c)	$91,998	$89,851	—
Common Equity Tier 1 ratio (non-GAAP) (c)	10.51%	10.71%	—

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	—	—	$10,486
Qualifying capital securities	—	—	340
Less: Goodwill	—	—	1,051
Accumulated other comprehensive income (loss) (d)	—	—	(366)
Other assets (e)	—	—	110

Total Tier 1 capital (regulatory)	—	—	10,031
Less: Qualifying capital securities	—	—	340
Preferred Stock, Series A (b)	—	—	282

Total Tier 1 common equity (non-GAAP)	—	—	$9,409

Net risk-weighted assets (regulatory)	—	—	$83,547
Tier 1 common equity ratio (non-GAAP)	—	—	11.26%

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	9-30-15	6-30-15	9-30-14
Pre-provision net revenue
Net interest income (GAAP)	$591	$584	$575
Plus: Taxable-equivalent adjustment	7	7	6
Noninterest income (GAAP)	470	488	417
Less: Noninterest expense (GAAP)	724	711	706

Pre-provision net revenue from continuing operations (non-GAAP)	$344	$368	$292

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,614	$10,590	$10,473
Less: Intangible assets (average) (f)	1,083	1,086	1,037
Preferred Stock, Series A (average)	290	290	291

Average tangible common equity (non-GAAP)	$9,241	$9,214	$9,145

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$216	$230	$197
Average tangible common equity (non-GAAP)	9,241	9,214	9,145
Return on average tangible common equity from continuing operations (non-GAAP)	9.27%	10.01%	8.55%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$213	$233	$180
Average tangible common equity (non-GAAP)	9,241	9,214	9,145
Return on average tangible common equity consolidated (non-GAAP)	9.14%	10.14%	7.81%

Cash efficiency ratio
Noninterest expense (GAAP)	$724	$711	$706
Less: Intangible asset amortization (GAAP)	9	9	10

Adjusted noninterest expense (non-GAAP)	$715	$702	$696

Net interest income (GAAP)	$591	$584	$575
Plus: Taxable-equivalent adjustment	7	7	6
Noninterest income (GAAP)	470	488	417

Total taxable-equivalent revenue (non-GAAP)	$1,068	$1,079	$998

Cash efficiency ratio (non-GAAP)	66.9%	65.1%	69.7%

	Three months ended
	9-30-15
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$9,667
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (g)	(45)

Common Equity Tier 1 anticipated under the fully phased-in RCR (h)	$9,622

Net risk-weighted assets under current RCR	$91,998
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (i)	479
All other assets (j)	(10)

Total risk-weighted assets anticipated under the fully phased-in RCR (h)	$92,467

Common Equity Tier 1 ratio under the fully phased-in RCR (h)	10.41%

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Nine months ended
	9-30-15	9-30-14
Pre-provision net revenue
Net interest income (GAAP)	$1,746	$1,711
Plus: Taxable-equivalent adjustment	20	18
Noninterest income (GAAP)	1,395	1,307
Less: Noninterest expense (GAAP)	2,104	2,057

Pre-provision net revenue from continuing operations (non-GAAP)	$1,057	$979

Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,591	$10,435
Less: Intangible assets (average) (k)	1,086	1,020
Preferred Stock, Series A (average)	290	291

Average tangible common equity (non-GAAP)	$9,215	$9,124

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$668	$671
Average tangible common equity (non-GAAP)	9,215	9,124
Return on average tangible common equity from continuing operations (non-GAAP)	9.69%	9.83%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$673	$630
Average tangible common equity (non-GAAP)	9,215	9,124
Return on average tangible common equity consolidated (non-GAAP)	9.76%	9.23%

Cash efficiency ratio
Noninterest expense (GAAP)	$2,104	$2,057
Less: Intangible asset amortization (GAAP)	27	29

Adjusted noninterest expense (non-GAAP)	$2,077	$2,028

Net interest income (GAAP)	$1,746	$1,711
Plus: Taxable-equivalent adjustment	20	18
Noninterest income (GAAP)	1,395	1,307

Total taxable-equivalent revenue (non-GAAP)	$3,161	$3,036

Cash efficiency ratio (non-GAAP)	65.7%	66.8%

(a)	For the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, intangible assets exclude $50 million, $55 million, and $72 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	9-30-15 amount is estimated.
(d)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(e)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at September 30, 2014.
(f)	For the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, average intangible assets exclude $52 million, $58 million, and $76 million, respectively, of average purchased credit card receivables.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	Under the fully implemented rule, certain deferred tax assets and intangible assets subject to the transition provision are no longer required to be risk-weighted because they are deducted directly from capital.
(k)	For the nine months ended September 30, 2015, and September 30, 2014, average intangible assets exclude $58 million and $82 million, respectively, of average purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Consolidated Balance Sheets

(dollars in millions)

	9-30-15	6-30-15	9-30-14
Assets
Loans	$60,085	$58,264	$56,155
Loans held for sale	916	835	784
Securities available for sale	14,376	14,244	12,245
Held-to-maturity securities	4,936	5,022	4,997
Trading account assets	811	674	965
Short-term investments	1,964	3,222	2,342
Other investments	691	703	822

Total earning assets	83,779	82,964	78,310
Allowance for loan and lease losses	(790)	(796)	(804)
Cash and due from banks	470	693	651
Premises and equipment	771	788	832
Operating lease assets	315	296	304
Goodwill	1,060	1,057	1,051
Other intangible assets	74	83	126
Corporate-owned life insurance	3,516	3,502	3,456
Derivative assets	793	536	413
Accrued income and other assets	3,348	3,314	3,024
Discontinued assets	2,086	2,169	2,421

Total assets	$95,422	$94,606	$89,784

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$37,301	$36,024	$33,941
Savings deposits	2,338	2,370	2,390
Certificates of deposit ($100,000 or more)	2,001	2,032	2,533
Other time deposits	3,020	3,105	3,338

Total interest-bearing deposits	44,660	43,531	42,202
Noninterest-bearing deposits	25,985	26,640	25,697
Deposits in foreign office — interest-bearing	428	498	557

Total deposits	71,073	70,669	68,456
Federal funds purchased and securities sold under repurchase agreements	407	444	657
Bank notes and other short-term borrowings	677	528	996
Derivative liabilities	676	560	384
Accrued expense and other liabilities	1,562	1,537	1,613
Long-term debt	10,310	10,267	7,172
Discontinued liabilities	—	—	3

Total liabilities	84,705	84,005	79,281

Equity
Preferred stock, Series A	290	290	291
Common shares	1,017	1,017	1,017
Capital surplus	3,914	3,898	3,984
Retained earnings	8,764	8,614	8,082
Treasury stock, at cost	(3,008)	(2,884)	(2,563)
Accumulated other comprehensive income (loss)	(272)	(345)	(325)

Key shareholders’ equity	10,705	10,590	10,486
Noncontrolling interests	12	11	17

Total equity	10,717	10,601	10,503

Total liabilities and equity	$95,422	$94,606	$89,784

Common shares outstanding (000)	835,285	843,608	868,477

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-15	6-30-15	9-30-14	9-30-15	9-30-14
Interest income
Loans	$542	$532	$531	$1,597	$1,576
Loans held for sale	10	12	4	29	13
Securities available for sale	75	72	67	217	210
Held-to-maturity securities	24	24	25	72	70
Trading account assets	5	5	6	15	19
Short-term investments	1	2	2	5	4
Other investments	4	5	4	14	16

Total interest income	661	652	639	1,949	1,908

Interest expense
Deposits	27	26	28	79	91
Federal funds purchased and securities sold under repurchase agreements	—	—	1	—	2
Bank notes and other short-term borrowings	2	2	2	6	6
Long-term debt	41	40	33	118	98

Total interest expense	70	68	64	203	197

Net interest income	591	584	575	1,746	1,711
Provision for credit losses	45	41	19	121	35

Net interest income after provision for credit losses	546	543	556	1,625	1,676

Noninterest income
Trust and investment services income	108	111	99	328	291
Investment banking and debt placement fees	109	141	88	318	271
Service charges on deposit accounts	68	63	68	192	197
Operating lease income and other leasing gains	15	24	17	58	81
Corporate services income	57	43	42	143	125
Cards and payments income	47	47	42	136	123
Corporate-owned life insurance income	30	30	26	91	80
Consumer mortgage income	3	4	3	10	7
Mortgage servicing fees	11	9	9	33	35
Net gains (losses) from principal investing	11	11	9	51	60
Other income (a)	11	5	14	35	37

Total noninterest income	470	488	417	1,395	1,307

Noninterest expense
Personnel	426	408	405	1,223	1,182
Net occupancy	60	66	66	191	198
Computer processing	41	42	39	121	118
Business services and professional fees	40	42	36	115	118
Equipment	22	22	25	66	73
Operating lease expense	11	12	11	34	31
Marketing	17	15	15	40	33
FDIC assessment	8	8	9	24	21
Intangible asset amortization	9	9	10	27	29
OREO expense, net	2	1	1	5	3
Other expense	88	86	89	258	251

Total noninterest expense	724	711	706	2,104	2,057

Income (loss) from continuing operations before income taxes	292	320	267	916	926
Income taxes	72	84	64	230	232

Income (loss) from continuing operations	220	236	203	686	694
Income (loss) from discontinued operations, net of taxes	(3)	3	(17)	5	(41)

Net income (loss)	217	239	186	691	653
Less: Net income (loss) attributable to noncontrolling interests	(2)	1	—	1	6

Net income (loss) attributable to Key	$219	$238	$186	$690	$647

Income (loss) from continuing operations attributable to Key common shareholders	$216	$230	$197	$668	$671
Net income (loss) attributable to Key common shareholders	213	233	180	673	630

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.27	$.23	$.79	$.77
Income (loss) from discontinued operations, net of taxes	—	—	(.02)	.01	(.05)
Net income (loss) attributable to Key common shareholders (b)	.26	.28	.21	.80	.72

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.26	$.27	$.23	$.78	$.76
Income (loss) from discontinued operations, net of taxes	—	—	(.02)	.01	(.05)
Net income (loss) attributable to Key common shareholders (b)	.25	.27	.21	.79	.71
Cash dividends declared per common share	$.075	$.075	$.065	$.215	$.185
Weighted-average common shares outstanding (000)	831,430	839,454	867,350	839,758	875,728
Effect of common share options and other stock awards	7,450	6,858	6,772	7,613	6,723

Weighted-average common shares and potential common shares outstanding (000) (c)	838,880	846,312	874,122	847,371	882,451

(a)	For each of the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Third Quarter 2015			Second Quarter 2015			Third Quarter 2014
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$30,374	$244	3.19%	$29,017	$233	3.23%	$26,456	$218	3.28%
Real estate — commercial mortgage	7,988	73	3.65	7,981	74	3.70	8,142	78	3.79
Real estate — construction	1,164	11	3.78	1,199	11	3.60	1,030	10	3.78
Commercial lease financing	3,946	35	3.57	3,981	36	3.58	4,145	38	3.66

Total commercial loans	43,472	363	3.32	42,178	354	3.36	39,773	344	3.44
Real estate — residential mortgage	2,258	24	4.19	2,237	23	4.22	2,204	24	4.35
Home equity:
Key Community Bank	10,281	101	3.88	10,266	99	3.89	10,368	102	3.91
Other	229	4	7.87	244	5	7.86	290	6	7.80

Total home equity loans	10,510	105	3.96	10,510	104	3.98	10,658	108	4.01
Consumer other — Key Community Bank	1,597	26	6.51	1,571	26	6.52	1,534	26	6.87
Credit cards	759	21	10.74	737	19	10.57	716	20	11.12
Consumer other:
Marine	645	10	6.38	702	11	6.30	856	13	6.23
Other	40	1	8.00	43	1	7.77	55	2	7.63

Total consumer other	685	11	6.47	745	12	6.38	911	15	6.32

Total consumer loans	15,809	187	4.69	15,800	184	4.69	16,023	193	4.78

Total loans	59,281	550	3.69	57,978	538	3.72	55,796	537	3.82
Loans held for sale	939	10	3.96	1,263	12	3.91	502	4	3.87
Securities available for sale (b), (e)	14,247	74	2.11	13,360	73	2.17	11,939	67	2.25
Held-to-maturity securities (b)	4,923	24	1.95	4,965	24	1.91	5,108	25	1.90
Trading account assets	699	5	2.50	805	5	2.55	893	6	2.68
Short-term investments	2,257	1	.26	3,228	2	.26	3,048	2	.19
Other investments (e)	696	4	2.52	713	5	2.48	847	4	2.12

Total earning assets	83,042	668	3.21	82,312	659	3.21	78,133	645	3.30
Allowance for loan and lease losses	(790)			(793)			(809)
Accrued income and other assets	10,399			10,140			9,799
Discontinued assets	2,118			2,194			4,138

Total assets	$94,769			$93,853			$91,261

Liabilities
NOW and money market deposit accounts	$36,289	15	.16	$36,122	14	.16	$33,969	12	.14
Savings deposits	2,371	—	.02	2,393	—	.02	2,428	1	.02
Certificates of deposit ($100,000 or more) (f)	1,985	6	1.27	2,010	6	1.25	2,629	8	1.23
Other time deposits	3,064	6	.70	3,136	5	.70	3,413	7	.83
Deposits in foreign office	492	—	.23	583	1	.23	595	—	.23

Total interest-bearing deposits	44,201	27	.24	44,244	26	.24	43,034	28	.26
Federal funds purchased and securities sold under repurchase agreements	859	—	.08	557	—	.02	1,176	1	.19
Bank notes and other short-term borrowings	567	2	1.51	657	2	1.39	484	2	1.79
Long-term debt (f), (g)	7,895	41	2.19	6,968	40	2.30	4,868	33	2.88

Total interest-bearing liabilities	53,522	70	.53	52,426	68	.52	49,562	64	.52

Noninterest-bearing deposits	26,268			26,594			25,302
Accrued expense and other liabilities	2,236			2,039			1,768
Discontinued liabilities (g)	2,118			2,194			4,138

Total liabilities	84,144			83,253			80,770

Equity
Key shareholders’ equity	10,614			10,590			10,473
Noncontrolling interests	11			10			18

Total equity	10,625			10,600			10,491

Total liabilities and equity	$94,769			$93,853			$91,261

Interest rate spread (TE)			2.68%			2.69%			2.78%

Net interest income (TE) and net interest margin (TE)		598	2.87%		591	2.88%		581	2.96%

TE adjustment (b)		7			7			6

Net interest income, GAAP basis		$591			$584			$575

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $88 million, $88 million, and $92 million of assets from commercial credit cards for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Average Balance	Interest (a)	Yield/ Rate (a)	Average Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$29,244	$700	3.20%	$26,100	$643	3.29%
Real estate — commercial mortgage	8,021	220	3.67	7,944	226	3.81
Real estate — construction	1,168	33	3.76	1,056	33	4.13
Commercial lease financing	3,998	107	3.57	4,280	118	3.67

Total commercial loans	42,431	1,060	3.34	39,380	1,020	3.46
Real estate — residential mortgage	2,241	71	4.22	2,193	72	4.40
Home equity:
Key Community Bank	10,287	299	3.89	10,332	302	3.92
Other	244	14	7.85	307	18	7.79

Total home equity loans	10,531	313	3.98	10,639	320	4.03
Consumer other — Key Community Bank	1,572	77	6.56	1,484	77	6.96
Credit cards	743	60	10.80	706	58	10.93
Consumer other:
Marine	701	33	6.34	926	43	6.20
Other	44	3	7.68	60	4	7.75

Total consumer other	745	36	6.42	986	47	6.29

Total consumer loans	15,832	557	4.71	16,008	574	4.79

Total loans	58,263	1,617	3.71	55,388	1,594	3.85
Loans held for sale	1,000	29	3.77	469	13	3.79
Securities available for sale (b), (e)	13,569	217	2.15	12,229	210	2.29
Held-to-maturity securities (b)	4,945	72	1.93	4,950	70	1.87
Trading account assets	740	15	2.62	953	19	2.66
Short-term investments	2,627	5	.26	2,672	4	.18
Other investments (e)	717	14	2.60	890	16	2.45

Total earning assets	81,861	1,969	3.22	77,551	1,926	3.31
Allowance for loan and lease losses	(792)			(825)
Accrued income and other assets	10,255			9,786
Discontinued assets	2,194			4,323

Total assets	$93,518			$90,835

Liabilities
NOW and money market deposit accounts	$35,793	42	.15	$34,105	35	.14
Savings deposits	2,383	—	.02	2,466	1	.03
Certificates of deposit ($100,000 or more) (f)	2,004	19	1.27	2,731	28	1.38
Other time deposits	3,138	17	.71	3,558	26	.96
Deposits in foreign office	534	1	.23	639	1	.23

Total interest-bearing deposits	43,852	79	.24	43,499	91	.28
Federal funds purchased and securities sold under repurchase agreements	713	—	.05	1,371	2	.18
Bank notes and other short-term borrowings	577	6	1.48	538	6	1.65
Long-term debt (f), (g)	7,003	118	2.32	5,169	98	2.65

Total interest-bearing liabilities	52,145	203	.52	50,577	197	.52

Noninterest-bearing deposits	26,377			23,760
Accrued expense and other liabilities	2,200			1,724
Discontinued liabilities (g)	2,194			4,323

Total liabilities	82,916			80,384

Equity
Key shareholders’ equity	10,591			10,435
Noncontrolling interests	11			16

Total equity	10,602			10,451

Total liabilities and equity	$93,518			$90,835

Interest rate spread (TE)			2.70%			2.79%

Net interest income (TE) and net interest margin (TE)		1,766	2.88%		1,729	2.98%

TE adjustment (b)		20			18

Net interest income, GAAP basis		$1,746			$1,711

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $88 million and $94 million of assets from commercial credit cards for the nine months ended September 30, 2015, and September 30, 2014, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Noninterest Expense

(dollars in millions)

	Three months ended			Nine months ended
	9-30-15	6-30-15	9-30-14	9-30-15	9-30-14
Personnel (a)	$426	$408	$405	$1,223	$1,182
Net occupancy	60	66	66	191	198
Computer processing	41	42	39	121	118
Business services and professional fees	40	42	36	115	118
Equipment	22	22	25	66	73
Operating lease expense	11	12	11	34	31
Marketing	17	15	15	40	33
FDIC assessment	8	8	9	24	21
Intangible asset amortization	9	9	10	27	29
OREO expense, net	2	1	1	5	3
Other expense	88	86	89	258	251

Total noninterest expense	$724	$711	$706	$2,104	$2,057

Average full-time equivalent employees (b)	13,555	13,455	13,905	13,525	13,942

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Nine months ended
	9-30-15	6-30-15	9-30-14	9-30-15	9-30-14
Salaries	$234	$227	$227	$681	$667
Technology contract labor, net	13	11	11	33	43
Incentive and stock-based compensation	103	109	89	295	263
Employee benefits	75	56	71	202	187
Severance	1	5	7	12	22

Total personnel expense	$426	$408	$405	$1,223	$1,182

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Loan Composition

(dollars in millions)

				Percent change 9-30-15 vs.
	9-30-15	6-30-15	9-30-14	6-30-15	9-30-14
Commercial, financial and agricultural (a)	$31,095	$29,285	$26,683	6.2%	16.5%
Commercial real estate:
Commercial mortgage	8,180	7,874	8,276	3.9	(1.2)
Construction	1,070	1,254	1,036	(14.7)	3.3

Total commercial real estate loans	9,250	9,128	9,312	1.3	(.7)
Commercial lease financing (b)	3,929	4,010	4,135	(2.0)	(5.0)

Total commercial loans	44,274	42,423	40,130	4.4	10.3
Residential — prime loans:
Real estate — residential mortgage	2,267	2,252	2,213	.7	2.4
Home equity:
Key Community Bank	10,282	10,296	10,380	(.1)	(.9)
Other	222	236	283	(5.9)	(21.6)

Total home equity loans	10,504	10,532	10,663	(.3)	(1.5)

Total residential — prime loans	12,771	12,784	12,876	(.1)	(.8)
Consumer other — Key Community Bank	1,612	1,595	1,546	1.1	4.3
Credit cards	770	753	724	2.3	6.4
Consumer other:
Marine	620	673	828	(7.9)	(25.1)
Other	38	36	51	5.6	(25.5)

Total consumer other	658	709	879	(7.2)	(25.1)

Total consumer loans	15,811	15,841	16,025	(.2)	(1.3)

Total loans (c), (d)	$60,085	$58,264	$56,155	3.1%	7.0%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 9-30-15 vs.
	9-30-15	6-30-15	9-30-14	6-30-15	9-30-14
Commercial, financial and agricultural	$74	$217	$30	(65.9)%	146.7%
Real estate — commercial mortgage	806	576	725	39.9	11.2
Commercial lease financing	10	7	10	42.9	—
Real estate — residential mortgage	26	35	19	(25.7)	36.8

Total loans held for sale (e)	$916	$835	$784	9.7%	16.8%

Summary of Changes in Loans Held for Sale

(in millions)

	3Q15	2Q15	1Q15	4Q14	3Q14
Balance at beginning of period	$835	$1,649	$734	$784	$435
New originations	1,673	1,650	2,130	2,465	1,593
Transfers from (to) held to maturity, net	24	6	10	2	—
Loan sales	(1,616)	(2,466)	(1,204)	(2,516)	(1,243)
Loan draws (payments), net	—	(4)	(21)	(1)	(1)

Balance at end of period (e)	$916	$835	$1,649	$734	$784

(a)	Loan balances include $88 million, $89 million, and $90 million of commercial credit card balances at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.
(b)	Commercial lease financing includes receivables held as collateral for a secured borrowing of $162 million, $191 million, and $367 million at September 30, 2015, June 30, 2015, and September 30, 2014, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At September 30, 2015, total loans include purchased loans of $119 million, of which $12 million were purchased credit impaired. At June 30, 2015, total loans include purchased loans of $125 million, of which $12 million were purchased credit impaired. At September 30, 2014, total loans include purchased loans of $143 million, of which $14 million were purchased credit impaired.
(d)	Total loans exclude loans of $1.9 billion at September 30, 2015, $2 billion at June 30, 2015, and $2.4 billion at September 30, 2014, related to the discontinued operations of the education lending business.
(e)	Total loans held for sale exclude loans held for sale of $169 million at September 30, 2015, and $179 million at June 30, 2015, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 9-30-15 vs. 6-30-15	Net Loan Charge-offs		Balance on Nonperforming Status
	9-30-15	6-30-15		3Q15 (c)	2Q15	9-30-15	6-30-15
Residential properties — homebuilder	$6	$6	—	—	—	$5	$8
Marine and RV floor plan	1	2	$(1)	—	—	—	1
Commercial lease financing (a)	798	831	(33)	$(1)	—	—	—

Total commercial loans	805	839	(34)	(1)	—	5	9
Home equity — Other	222	236	(14)	(1)	$1	7	8
Marine	620	673	(53)	3	3	6	8
RV and other consumer	44	47	(3)	(1)	—	1	1

Total consumer loans	886	956	(70)	1	4	14	17

Total exit loans in loan portfolio	$1,691	$1,795	$(104)	—	$4	$19	$26

Discontinued operations — education lending business (not included in exit loans above) (b)	$1,891	$1,962	$(71)	$7	$2	$8	$6

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Excludes loans held for sale of $169 million at September 30, 2015, and $179 million at June 30, 2015.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	3Q15	2Q15	1Q15	4Q14	3Q14
Net loan charge-offs	$41	$36	$28	$32	$31
Net loan charge-offs to average total loans	.27%	.25%	.20%	.22%	.22%
Allowance for loan and lease losses	$790	$796	$794	$794	$804
Allowance for credit losses (a)	844	841	835	829	839
Allowance for loan and lease losses to period-end loans	1.31%	1.37%	1.37%	1.38%	1.43%
Allowance for credit losses to period-end loans	1.40	1.44	1.44	1.44	1.49
Allowance for loan and lease losses to nonperforming loans	197.5	190.0	181.7	190.0	200.5
Allowance for credit losses to nonperforming loans	211.0	200.7	191.1	198.3	209.2
Nonperforming loans at period end (b)	$400	$419	$437	$418	$401
Nonperforming assets at period end	417	440	457	436	418
Nonperforming loans to period-end portfolio loans	.67%	.72%	.75%	.73%	.71%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.69	.75	.79	.76	.74

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $12 million, $12 million, $12 million, $13 million, and $14 million of purchased credit impaired loans at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Nine months ended
	9-30-15	6-30-15	9-30-14	9-30-15	9-30-14
Average loans outstanding	$59,281	$57,978	$55,796	$58,263	$55,388

Allowance for loan and lease losses at beginning of period	$796	$794	$814	$794	$848
Loans charged off:
Commercial, financial and agricultural	26	21	12	59	35

Real estate — commercial mortgage	—	—	—	2	3
Real estate — construction	—	—	2	1	4

Total commercial real estate loans	—	—	2	3	7
Commercial lease financing	2	1	1	5	6

Total commercial loans	28	22	15	67	48
Real estate — residential mortgage	1	1	2	4	7
Home equity:
Key Community Bank	6	8	9	21	29
Other	1	2	2	4	8

Total home equity loans	7	10	11	25	37
Consumer other — Key Community Bank	6	6	7	18	23
Credit cards	7	8	9	23	27
Consumer other:
Marine	4	5	4	14	18
Other	—	—	1	1	2

Total consumer other	4	5	5	15	20

Total consumer loans	25	30	34	85	114

Total loans charged off	53	52	49	152	162
Recoveries:
Commercial, financial and agricultural	2	6	6	13	27

Real estate — commercial mortgage	—	—	2	2	4
Real estate — construction	—	1	1	1	16

Total commercial real estate loans	—	1	3	3	20
Commercial lease financing	2	1	2	7	8

Total commercial loans	4	8	11	23	55
Real estate — residential mortgage	—	1	—	1	2
Home equity:
Key Community Bank	2	1	3	5	7
Other	2	1	1	4	4

Total home equity loans	4	2	4	9	11
Consumer other — Key Community Bank	1	2	1	5	4
Credit cards	1	1	—	2	1
Consumer other:
Marine	1	2	2	6	7
Other	1	—	—	1	1

Total consumer other	2	2	2	7	8

Total consumer loans	8	8	7	24	26

Total recoveries	12	16	18	47	81

Net loan charge-offs	(41)	(36)	(31)	(105)	(81)
Provision (credit) for loan and lease losses	36	37	21	102	37
Foreign currency translation adjustment	(1)	1	—	(1)	—

Allowance for loan and lease losses at end of period	$790	$796	$804	$790	$804

Liability for credit losses on lending-related commitments at beginning of period	$45	$41	$37	$35	$37
Provision (credit) for losses on lending-related commitments	9	4	(2)	19	(2)

Liability for credit losses on lending-related commitments at end of period (a)	$54	$45	$35	$54	$35

Total allowance for credit losses at end of period	$844	$841	$839	$844	$839

Net loan charge-offs to average total loans	.27%	.25%	.22%	.24%	.20%
Allowance for loan and lease losses to period-end loans	1.31	1.37	1.43	1.31	1.43
Allowance for credit losses to period-end loans	1.40	1.44	1.49	1.40	1.49
Allowance for loan and lease losses to nonperforming loans	197.5	190.0	200.5	197.5	200.5
Allowance for credit losses to nonperforming loans	211.0	200.7	209.2	211.0	209.2

Discontinued operations — education lending business:
Loans charged off	$9	$6	$10	$25	$34
Recoveries	2	4	3	10	11

Net loan charge-offs	$(7)	$(2)	$(7)	$(15)	$(23)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	9-30-15	6-30-15	3-31-15	12-31-14	9-30-14
Commercial, financial and agricultural	$89	$100	$98	$59	$47

Real estate — commercial mortgage	23	26	30	34	41
Real estate — construction	9	12	12	13	14

Total commercial real estate loans	32	38	42	47	55
Commercial lease financing	21	18	20	18	14

Total commercial loans	142	156	160	124	116
Real estate — residential mortgage	67	67	72	79	81
Home equity:
Key Community Bank	174	176	182	185	174
Other	7	8	9	10	10

Total home equity loans	181	184	191	195	184
Consumer other — Key Community Bank	1	1	2	2	2
Credit cards	2	2	2	2	1
Consumer other:
Marine	6	8	9	15	16
Other	1	1	1	1	1

Total consumer other	7	9	10	16	17

Total consumer loans	258	263	277	294	285

Total nonperforming loans (a)	400	419	437	418	401
Nonperforming loans held for sale	—	—	—	—	—
OREO	17	20	20	18	16
Other nonperforming assets	—	1	—	—	1

Total nonperforming assets	$417	$440	$457	$436	$418

Accruing loans past due 90 days or more	$54	$66	$111	$96	$71
Accruing loans past due 30 through 89 days	271	181	216	235	340
Restructured loans — accruing and nonaccruing (b)	287	300	268	270	264
Restructured loans included in nonperforming loans (b)	160	170	141	157	137
Nonperforming assets from discontinued operations — education lending business	8	6	8	11	9
Nonperforming loans to period-end portfolio loans	.67%	.72%	.75%	.73%	.71%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.69	.75	.79	.76	.74

(a)	Loan balances exclude $12 million, $12 million, $12 million, $13 million, and $14 million of purchased credit impaired loans at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	3Q15	2Q15	1Q15	4Q14	3Q14
Balance at beginning of period	$419	$437	$418	$401	$396
Loans placed on nonaccrual status	81	92	123	103	109
Charge-offs	(53)	(52)	(47)	(49)	(49)
Loans sold	(2)	—	—	(2)	—
Payments	(16)	(25)	(9)	(17)	(13)
Transfers to OREO	(4)	(5)	(7)	(6)	(7)
Loans returned to accrual status	(25)	(28)	(41)	(12)	(35)

Balance at end of period (a)	$400	$419	$437	$418	$401

(a)	Loan balances exclude $12 million, $12 million, $12 million, $13 million, and $14 million of purchased credit impaired loans at September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	3Q15	2Q15	1Q15	4Q14	3Q14
Balance at beginning of period	$20	$20	$18	$16	$12
Properties acquired — nonperforming loans	4	5	7	6	7
Valuation adjustments	(2)	(1)	(1)	(2)	(1)
Properties sold	(5)	(4)	(4)	(2)	(2)

Balance at end of period	$17	$20	$20	$18	$16

KeyCorp Reports Third Quarter 2015 Profit

October 15, 2015

Line of Business Results

(dollars in millions)

						Percent change 3Q15 vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Key Community Bank
Summary of operations
Total revenue (TE)	$579	$560	$549	$558	$558	3.4%	3.8%
Provision for credit losses	18	3	30	11	21	500.0	(14.3)
Noninterest expense	448	450	441	449	441	(.4)	1.6
Net income (loss) attributable to Key	71	67	49	62	60	6.0	18.3
Average loans and leases	31,039	30,707	30,662	30,478	30,103	1.1	3.1
Average deposits	51,234	50,766	50,417	50,851	50,303	.9	1.9
Net loan charge-offs	21	20	28	28	28	5.0	(25.0)
Net loan charge-offs to average total loans	.27%	.26%	.37%	.36%	.37%	N/A	N/A
Nonperforming assets at period end	$307	$305	$328	$340	$338	.7	(9.2)
Return on average allocated equity	10.49%	10.05%	7.27%	9.15%	8.89%	N/A	N/A
Average full-time equivalent employees	7,326	7,400	7,452	7,414	7,573	(1.0)	(3.3)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$454	$477	$401	$460	$400	(4.8)%	13.5%
Provision for credit losses	30	41	6	7	2	(26.8)	N/M
Noninterest expense	246	252	214	244	213	(2.4)	15.5
Net income (loss) attributable to Key	138	133	129	149	134	3.8	3.0
Average loans and leases	26,425	25,298	24,722	23,798	23,215	4.5	13.8
Average loans held for sale	918	1,234	775	855	481	(25.6)	90.9
Average deposits	18,809	19,708	18,567	18,355	17,599	(4.6)	6.9
Net loan charge-offs	20	12	(4)	(3)	(1)	66.7	N/M
Net loan charge-offs to average total loans	.30%	.19%	(.07)%	(.05)%	(.02)%	N/A	N/A
Nonperforming assets at period end	$85	$105	$93	$41	$20	(19.0)	325.0
Return on average allocated equity	28.65%	29.62%	28.04%	33.63%	31.59%	N/A	N/A
Average full-time equivalent employees	2,173	2,058	2,057	2,043	1,998	5.6	8.8

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful